UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2020

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38987	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	IHRT	Nasdaq Global Select Market
Series A Preferred Stock Purchase Rights	IHRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2020 (the “Closing Date”), iHeartCommunications, Inc. (“iHeartCommunications”), an indirect, wholly-owned subsidiary of iHeartMedia, Inc. (the “Company”), iHeartMedia Capital I, LLC (“Capital I”), the other subsidiary guarantors party thereto, Bank of America, N.A., as administrative agent, and the other lenders party thereto entered into Amendment No. 2 (“Amendment No. 2”) to that certain Credit Agreement, dated as of May 1, 2019 (as amended, the “Amended Credit Agreement”). Amendment No. 2 provides for $450.0 million of incremental term loan commitments, which were funded on the Closing Date and used (i) to repay $235.0 million under the ABL Credit Agreement, dated as of May 1, 2019 (the “ABL Credit Agreement”), by and among iHeartCommunications, Capital I, the other subsidiary guarantors party thereto from time to time, Citibank N.A., as administrative agent, and the other lenders party thereto from time to time, which is equal to the full amount outstanding thereunder, including related fees and expenses, and (ii) for other general corporate purposes.

The incremental term loans issued pursuant to Amendment No. 2 have an interest rate of 4.00% for Eurocurrency Rate Loans (as defined in the Amended Credit Agreement) and 3.00% for Base Rate Loans (as defined in the Amended Credit Agreement). Amendment No. 2 also modifies certain provisions of the Credit Agreement.

The description of Amendment No. 2 contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of Amendment No. 2, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1

Amendment No. 2, dated as of July 16, 2020, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, certain subsidiary guarantors party thereto, Bank of America, N.A. and the other lenders party thereto.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: July 16, 2020	By:	/s/ Scott Hamilton
	Name:	Scott Hamilton
	Title:	Senior Vice President, Chief Accounting Officer and Assistant Secretary

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